UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): NOVEMBER 16, 1999


                        CONVERGENCE COMMUNICATIONS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



NEVADA                                00-21143               87-0545056
------                                --------               ----------
(State or other jurisdiction of       (Commission File       (IRS Employer
incorporation)                        Number)                Identification No.)



            102 WEST 500 SOUTH, SUITE 320, SALT LAKE CITY, UTAH 84101
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)





        Registrant's telephone number, including area code (801) 328-5618
                                                           --------------



                      WIRELESS CABLE & COMMUNICATIONS, INC.
                      -------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Items.

         On November 16, 1999, Convergence Communications, Inc. (the "Company") closed the final portion of a $109.5 million private equity and credit facility financing package with six accredited investors. The terms of the equity and credit facility financing package are described in greater detail in the Company's report on Form 8-K dated November 2, 1999. At the closing, the Company received $25 million in cash from the sale of 3,333,332 shares of its Series C Convertible Preferred Stock (the "Series C Stock") to three of the six accredited investors. Those three parties also acquired options to purchase 1,333,332 additional shares of Series C Stock and warrants to purchase 833,332 shares of Common Stock.

         At the closing, one of the parties to the equity financing agreement, Telematica EDC, C.A., also invested $5.25 million dollars in Chispa Dos Inc. ("Chispa"), a controlled subsidiary of the Company which conducts telecommunications operations in El Salvador. Telematica acquired approximately 32.64% of the outstanding stock of Chispa in exchange for its investment, and Chispa used approximately $3.86 million of the proceeds of Telematica's investment to pay down the principal and interest amounts outstanding under the promissory note Chispa delivered to FondElec in April 1999 in the original principal amount of $4,769,497. In connection with Telematica's investment in Chispa, the Company acquired additional shares in Chispa by contributing to capital approximately $901,000 of the amounts Chispa owed it. As a result of these transactions, Chispa is held approximately 32.64% by each of the Company and Telematica, 27.87% by FondElec and 6.85% by third parties. Under the terms of the shareholders' agreements for Chispa's operation, the Company maintains day-to-day control over Chispa's operations and is entitled to elect 50% of Chispa's directors.

         On December 6, 1999, the Company issued a press release which describes the consummation of the private equity and credit facility agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

                  (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. N/A

                  (b)      PRO FORMA FINANCIAL INFORMATION. N/A

                  (c) EXHIBITS. The following exhibit is included in this filing in accordance with the provisions of Item 601 of Regulation S-K:

                           99.1    Press release dated December 6, 1999.

                                   CONVERGENCE COMMUNICATIONS, INC.

                                           /S/
                                   ---------------------------------------------
                                   By:  Jerry Slovinski, Chief Financial Officer
                                   Dated:  December 8, 1999